Exhibit 4.2

EXECUTION VERSION

3.400% NOTES DUE 2029

MERCK & CO., INC.

Officers’ Certificate

Pursuant to the resolutions (collectively, the “Resolutions”) of the Board of Directors of Merck & Co., Inc. (the “Company”) adopted at meetings duly called and held on February 24, 2015, November 24, 2015 and March 27, 2018 (at which meetings a quorum was present and acting throughout), which authorized the Company to issue and sell its debt securities and empowered an Authorized Officer (as defined in the Resolutions) to approve the form and terms of such debt securities, Robert M. Davis, Executive Vice President, Global Services and Chief Financial Officer and Faye C. Brown, Senior Assistant Secretary, each hereby approves and establishes under the Indenture, dated as of January 6, 2010 (the “Indenture”), between the Company and U.S. Bank Trust National Association, as Trustee (the “Trustee”), a series of debt securities the terms of which are as follows:

1. The title of the debt securities of such series shall be 3.400% Notes due 2029 (the “2029 Notes”).

2. The aggregate principal amount of the 2029 Notes which may be authenticated and delivered under the Indenture is initially limited to $1,750,000,000, except for 2029 Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other 2029 Notes of the series pursuant to Section 304, 305, 306, 906 or 1107 of the Indenture and except for any 2029 Notes which, pursuant to Section 303 of the Indenture, are deemed never to have been authenticated and delivered under the Indenture.

3. The Company shall have the right from time to time, without the consent of the Holders of the 2029 Notes, to create and issue additional notes with the same terms and conditions as the 2029 Notes except for the issue date, issue price and the first payment of interest thereon (“Additional Notes”), provided that if the Additional Notes are not fungible with the previously outstanding 2029 Notes for U.S. federal income tax purposes, such Additional Notes will have a separate CUSIP. Additional Notes will be consolidated with and will form a single series with the previously outstanding 2029 Notes. Any election by the Company to so increase such aggregate principal amount shall be evidenced by a certificate of an Authorized Officer or Authorized Officers. No Additional Notes may be issued if an Event of Default has occurred or is continuing with respect to the 2029 Notes.

4. The 2029 Notes shall be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

5. The proceeds to the Company (after deducting the underwriting discounts and commissions but before deducting certain expenses payable by the Company in connection with the issuance of the 2029 Notes) shall be 98.988% of the aggregate principal amount of the 2029 Notes.

6. The maturity date on which the principal of each of the 2029 Notes is payable shall be March 7, 2029.

7. The 2029 Notes shall bear interest at the rate of 3.400% per annum from (and including) March 7, 2019. Interest shall be payable on each Interest Payment Date and at the maturity date. Interest payments shall be in the amount of interest accrued to, but excluding, the relevant Interest Payment Date or the maturity date, as applicable.

8. The Interest Payment Dates for the 2029 Notes shall be March 7 and September 7 of each year, commencing on September 7, 2019, and the Regular Record Dates for the 2029 Notes shall be the preceding February 20 or August 23, as the case may be.

If any payment date for the 2029 Notes is not a business day, the Company will make the payment on the next business day, but the Company will not be liable for any additional interest as a result of the delay in payment. With respect to the 2029 Notes, business day means any Monday, Tuesday, Wednesday, Thursday or Friday which is not a day when banking institutions in the place of payment are authorized or obligated by law or executive order to be closed.

9. The Company may, at its option, redeem some or all of the 2029 Notes prior to the Par Call Date (as defined below) at any time or from time to time, at a Redemption Price equal to the greater of (i) 100% of the principal amount of the 2029 Notes to be redeemed or (ii) the sum of the present values of the Remaining Scheduled Payments (as defined below) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the Reinvestment Rate (as defined below) plus 12.5 basis points, plus, in each case, any interest accrued but not paid to the Redemption Date.

On or after the Par Call Date, the Company may redeem the 2029 Notes in whole at any time or in part from time to time, at the Company’s option, at a Redemption Price equal to 100% of the principal amount of the 2029 Notes being redeemed, plus any interest accrued but not paid to, but excluding, the Redemption Date.

Notice of redemption will be provided on at least 30 days’, but no more than 60 days’, prior notice mailed to the registered address of each Holder of the 2029 Notes. The principal amount of a 2029 Note remaining outstanding after a redemption in part shall be $2,000 or an integral multiple of $1,000 in excess thereof.

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The term “Par Call Date” means December 7, 2028, the date that is three months prior to the maturity of the 2029 notes.

The “Reinvestment Rate” means, as determined on the third business day preceding the date the notice of redemption is provided, the arithmetic mean of the yields under the respective heading “Week Ending” published in the most recent Statistical Release under the caption “Treasury Constant Maturities” for the maturity, rounded to the nearest month, corresponding to the remaining life to the Par Call Date, as of the payment date of the principal being redeemed or paid. If no maturity exactly corresponds to such remaining life to the Par Call Date, yields for the two published maturities most closely corresponding to such remaining life to the Par Call Date shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purpose of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination shall be used. If the format or content of the Statistical Release changes in a manner that precludes determination of the treasury yield in the above manner, then the treasury yield shall be determined in the manner that most closely approximates the above manner, as reasonably determined by the Company in consultation with the Trustee.

“Remaining Scheduled Payments” means, with respect to each 2029 Note to be redeemed, the remaining scheduled payments of principal and interest that would be due after the related Redemption Date but for the redemption if the 2029 Notes matured on the Par Call Date. If the Redemption Date is not an Interest Payment Date, the amount of the next succeeding scheduled interest payment on the 2029 Note will be reduced by the amount of interest accrued on the 2029 Note to the Redemption Date.

“Statistical Release” means the statistical release designated “H.15 (519)” or any successor publication which is published weekly by the Federal Reserve System and which reports yields on actively traded United States government securities adjusted to constant maturities, or, if such statistical release is not published at the time of any determination, then such other reasonably comparable index which shall be designated by the Company.

If fewer than all of the 2029 Notes are to be redeemed, the Trustee will select the particular 2029 Notes or portions thereof for redemption from the outstanding 2029 Notes not previously called, pro rata or by lot, or in such other manner as the Company shall direct.

Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date interest will cease to accrue on the 2029 Notes or portions thereof called for redemption.

10. Payment of the principal and interest on the 2029 Notes will be made at the office or agency of the Company maintained for that purpose in New York, New York (initially, the Corporate Trust Office of the Trustee), provided that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

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11. The provisions on defeasance and covenant defeasance in Article Thirteen of the Indenture shall apply to the 2029 Notes.

12. The 2029 Notes shall be issued in the form of one or more Book-Entry Securities and the Depository for such Book-Entry Securities shall be The Depository Trust Company, Clearstream Banking societé anonyme and Euroclear Bank S.A./N.V.

13. The form of the 2029 Notes attached hereto as Annex A is hereby approved.

Capitalized terms used herein and not otherwise defined herein have the meanings specified in the Indenture.

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IN WITNESS WHEREOF, we have hereunto signed our names this seventh day of March, 2019.

/s/ Robert M. Davis
Name:	Robert M. Davis
Title:	Executive Vice President, Global Services and Chief Financial Officer

/s/ Faye C. Brown
Name:	Faye C. Brown
Title:	Senior Assistant Secretary

[Section 301 Officers’ Certificate- 2029 Notes]

Annex A

[FORM OF GLOBAL NOTES]

REGISTERED	REGISTERED
No. R-[1][2][3][4]	PRINCIPAL AMOUNT: $[•][1]
CUSIP NO. 58933Y AX3

MERCK & CO., INC.

3.400% NOTES DUE 2029

This Security is a Book-Entry Security within the meaning of the Indenture referred to on the reverse hereof and is registered in the name of a Depository or a nominee of a Depository. This Security is exchangeable for Securities registered in the name of a Person other than the Depository or its nominee only in the limited circumstances described in the Indenture and this Security may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Company or its agent for registration of transfer, exchange or payment, and any Certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment hereon is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

[1]	On March 7, 2019, the 2029 Notes will be issued in the form of four Book-Entry Securities in the principal amounts of $500,000,000, $500,000,000, $500,000,000 and $250,000,000.

Merck & Co., Inc., a New Jersey corporation (hereinafter called the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., as nominee for The Depository Trust Company, or registered assigns, the principal sum of [•] Hundred Million Dollars ($[•]) on March 7, 2029, and to pay interest thereon from and including March 7, 2019 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on March 7 and September 7 in each year and at Maturity, commencing on September 7, 2019, at a rate per annum of 3.400%, until the principal hereof is paid or made available for payment, and (to the extent that the payment of such interest shall be legally enforceable) at the interest rate specified above on any overdue principal and premium and on any overdue installment of interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the February 20 or August 23 (whether or not a Business Day in New York City), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

The Company will at all times appoint and maintain a Paying Agent (which may be the Trustee) authorized by the Company to pay the principal of (and premium, if any) or interest on any Securities of this series on behalf of the Company and having an office or agency (the “Paying Agent Office”) in The City of New York, where Securities of this series may be presented or surrendered for payment and where notices, designations or requests in respect of payments with respect to Securities of this series may be served. The Company has initially appointed U.S. Bank Trust National Association as such Paying Agent, with the Paying Agent Office currently at 100 Wall Street, New York, New York 10005. The Company will give prompt written notice to the Trustee of any change in such appointment.

Payment of the principal of (and premium, if any) and interest on this Security will be made in immediately available funds upon surrender of such Security at the Corporate Trust Office of U.S. Bank Trust National Association, in the Borough of Manhattan, The City of New York in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of interest on any Security of this series (other than at the Maturity of such Security) will be made by check mailed to the address of the Person entitled thereto as it appears in the Security Register or by wire transfer to such account as may have been appropriately designated in writing no later than the relevant Regular Record Date to the Paying Agent by such Person.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: March 7, 2019

MERCK & CO., INC.

By:
Name: Robert M. Davis
Title: Executive Vice President,
Global Services and Chief Financial Officer

Attest:

Name: Faye C. Brown
Title: Senior Assistant Secretary

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

U.S. BANK TRUST NATIONAL ASSOCIATION,
As Trustee

By:	Authorized Officer

[REVERSE OF SECURITY]

MERCK & CO., INC.

3.400% NOTES DUE 2029

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of January 6, 2010, as amended and supplemented (herein called the “Indenture”), between the Company and U.S. Bank Trust National Association, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

The terms of the Securities include those stated in the Indenture and in the Officers’ Certificate dated March 7, 2019 (the “Officers’ Certificate”). This Security is subject to the terms in the Indenture and the Officers’ Certificate, and Holders are referred to the Indenture and the Officers’ Certificate for a statement of such terms. All terms used but not defined in this Security which are defined in the Indenture or in the Officers’ Certificate shall have the meanings assigned to them in the Indenture or Officers’ Certificate, as applicable.

This Security is one of the series designated on the face hereof. The aggregate principal amount of such series is $1,750,000,000 provided that the Company may increase such aggregate principal amount at any time.

The Company shall have the right from time to time, without the consent of the Holders of the Securities, to create and issue additional notes with the same terms and conditions as the Securities except for the issue date, issue price and the first payment of interest thereon (“Additional Notes”), provided that if the Additional Notes are not fungible with the previously outstanding Securities for U.S. federal income tax purposes, such Additional Notes will have a separate CUSIP. Additional Notes will be consolidated with and will form a single series with the previously outstanding Securities. Any election by the Company to so increase such aggregate principal amount shall be evidenced by a certificate of an Authorized Officer or Authorized Officers. No Additional Notes may be issued if an Event of Default has occurred or is continuing with respect to the Securities.

Payments of interest hereon with respect to any Interest Payment Date will include interest accrued to but excluding such Interest Payment Date. Interest hereon shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

This Security is not subject to any sinking fund.

The Company may, at its option, redeem some or all of the Securities prior to the Par Call Date (as defined below) at any time or from time to time, at a Redemption Price equal to the greater of (i) 100% of the principal amount of the Securities to be redeemed or (ii) the sum of the present values of the Remaining Scheduled Payments (as defined below) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the Reinvestment Rate (as defined below) plus 12.5 basis points, plus, in each case, any interest accrued but not paid to the Redemption Date; provided that the principal amount of a Security remaining outstanding after a redemption in part shall be $2,000 or an integral multiple of $1,000 in excess thereof.

On or after December 7, 2028 (three months prior to the Stated Maturity of the Securities, or the “Par Call Date”), the Company may redeem the Securities in whole at any time or in part from time to time, at the Company’s option, at a Redemption Price equal to 100% of the principal amount of the Securities being redeemed, plus any interest accrued but not paid to, but excluding, the Redemption Date.

“Reinvestment Rate” means, as determined on the third business day preceding the date the notice of redemption is provided, the arithmetic mean of the yields under the respective heading “Week Ending” published in the most recent Statistical Release under the caption “Treasury Constant Maturities” for the maturity, rounded to the nearest month, corresponding to the remaining life to the Par Call Date, as of the payment date of the principal being redeemed or paid. If no maturity exactly corresponds to such remaining life to the Par Call Date, yields for the two published maturities most closely corresponding to such remaining life to the Par Call Date shall·be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purpose of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination shall be used. If the format or content of the Statistical Release changes in a manner that precludes determination of the treasury yield in the above manner, then the treasury yield shall be determined in the manner that most closely approximates the above manner, as reasonably determined by the Company in consultation with the Trustee.

“Remaining Scheduled Payments” means, with respect to each Security to be redeemed, the remaining scheduled payments of principal and interest on the Security that would be due after the related Redemption Date but for the redemption, if such Security matured on the Par Call Date. If that Redemption Date is not an Interest Payment Date with respect to a Security, the amount of the next succeeding scheduled interest payment on the Security will be reduced by the amount of interest accrued on the Security to the Redemption Date.

“Statistical Release” means the statistical release designated “H.15 (519)” or any successor publication which is published weekly by the Federal Reserve System and which reports yields on actively traded United States government securities adjusted to constant maturities, or, if such statistical release is not published at the time of any determination, then such other reasonably comparable index which shall be designated by the Company.

Holders of Securities to be redeemed will receive notice thereof by first-class mail at least 30 and not more than 60 days before the date fixed for redemption. If fewer than all of the Securities are to be redeemed, the Trustee will select the particular Securities or portions thereof for redemption from the outstanding Securities not previously called, pro rata or by lot, or in such other manner as the Company shall direct.

Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date interest will cease to accrue on the Securities or portions thereof called for redemption.

If an Event of Default with respect to the Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture contains provisions for defeasance at any time of (i) the entire indebtedness of this Security or (ii) certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth therein.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange thereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of the within Security, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM	-	as tenants in common

TEN ENT	-	as tenants by the entireties

JT TEN	-	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT -		Custodian

	(Cust)		(Minor)

under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

(Please Print or Typewrite Name and Address, Including Postal Zip Code, of Assignee)

the within Security and all rights thereunder, and hereby irrevocably constitutes and appoints to transfer said Security on the books of the Company, with full power of substitution in the premises.

Dated:

Signature Guaranteed

NOTICE: Signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company.	NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Security in every particular, without alteration or enlargement or any change whatever.